Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Current Report on Form 8-K of Morlex, Inc. of our reports, as listed below, with respect to financial statements filed therewith:

•	RightSide Holdings, Inc., dated April 20, 2007 and January 28, 2008.

•	Duncan Media Group, Inc., dated January 21, 2008.

•	Superfly Advertising, Inc., dated October 29, 2007, December 26, 2007 and December 30, 2007.

•	21st Century Investors Publishing Corporation, dated December 31, 2007.

PETERSON SULLIVAN PLLC

/s/ Peterson Sullivan PLLC
Seattle, Washington February 14, 2008